Amendment No. RI0355E

AMENDMENT
TO THE
MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of August 3, 2009, between **FARM CREDIT SERVICES OF AMERICA, FLCA** ("Farm Credit") and **GREEN PLAINS SHENANDOAH LLC, formerly known as GPRE SHENANDOAH LLC**, **Shenandoah, Iowa** (the "Company").

BACKGROUND

Farm Credit and the Company are parties to a Master Loan Agreement dated March 25, 2008 (such agreement, as previously amended, is hereinafter referred to as the "MLA"). Farm Credit and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Farm Credit and the Company agree as follows:

1. Section 8(A)(ii) of the MLA is hereby amended and restated to read as follows:

SECTION 8. Representations and Warranties.

(A) This Agreement. The Company represents and warrants to Lead Lender and Agent that as of the date of this agreement:

(2) Subsidiaries.. For purposes hereof, a "Subsidiary" shall mean a corporation of which shares of stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation are owned, directly or indirectly, by the Company, provided, however, that Green Plains Essex Inc., shall be deemed to be a Subsidiary. The Company has no other Subsidiaries.

2. Section 10(F), (H) and (I) of the MLA is hereby amended and restated to read as follows:

SECTION 10. Negative Covenants. Unless otherwise agreed to in writing by Agent, while this agreement is in effect the Company will not and will not permit its Subsidiary Green Plains Essex Inc. to:

(F) Contingent Liabilities. Assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any person or entity, except: (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Company's business; (ii) pursuant to the Company's guarantee of the obligations of Green Plains Essex Inc. to Johnson Brothers Mills, Inc. in an aggregate principal amount not to exceed $500,000.00; and (iii) guarantees by the Company's Subsidiaries of the obligations of the Company to Farm Credit.

(H) Capital Expenditures. Expend, in the aggregate (combined for both the Company and Green Plains Essex Inc.), during any fiscal year more than $500,000.00 for the acquisition of fixed or

capital assets (including all obligations under capitalized leases authorized under the terms of this agreement, but excluding obligations under operating leases).

(I) Leases. Create, incur, assume, or permit to exist any obligation as lessee under operating leases or leases which should be capitalized in accordance with GAAP for the rental or hire of any real or personal property, except: (i) leases which do not in the aggregate require the Company to make scheduled payments to the lessors in any fiscal year of the Company in excess of $100,000.00; (ii) leases of up to and including 100 railroad cars under terms and conditions acceptable to Agent; and (iii) the Company's lease of the elevator from Green Plains Essex Inc., under terms and conditions acceptable to Agent.

3. Section 11(B) of the MLA is hereby amended and restated to read as follows:

SECTION 11. Financial Covenants. Unless otherwise agreed to in writing, while this agreement is in effect:

(B) Net Worth. The Company and its consolidated Subsidiaries will have at the end of each period for which financial statements are required to be furnished pursuant to Section 9(H) hereof an excess of consolidated total assets over consolidated total liabilities (both as determined in accordance with GAAP consistently applied) of not less than $51,000,000.00.

4. A new Section 26 of the MLA is being added in its entirety and shall read as follows:

SECTION 26. Amendment Fee. In consideration of the amendment, the Company agrees to pay to Agent on the execution hereof, a fee in the amount of $42,500.00.

5. Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA, FLCA	GREEN PLAINS SHENANDOAH LLC
By: ______________________	By: Ron B. Gillis 9.17.09
Title: ______________________	Title: EVP FINANCE, TREASURER

capital assets (including all obligations under capitalized leases authorized under the terms of this agreement, but excluding obligations under operating leases).

(I) Leases. Create, incur, assume, or permit to exist any obligation as lessee under operating leases or leases which should be capitalized in accordance with GAAP for the rental or hire of any real or personal property, except: (i) leases which do not in the aggregate require the Company to make scheduled payments to the lessors in any fiscal year of the Company in excess of $100,000.00; (ii) leases of up to and including 100 railroad cars under terms and conditions acceptable to Agent; and (iii) the Company's lease of the elevator from Green Plains Essex Inc., under terms and conditions acceptable to Agent.

3. Section 11(B) of the MLA is hereby amended and restated to read as follows:

SECTION 11. Financial Covenants. Unless otherwise agreed to in writing, while this agreement is in effect:

(B) Net Worth. The Company and its consolidated Subsidiaries will have at the end of each period for which financial statements are required to be furnished pursuant to Section 9(H) hereof an excess of consolidated total assets over consolidated total liabilities (both as determined in accordance with GAAP consistently applied) of not less than $51,000,000.00.

4. A new Section 26 of the MLA is being added in its entirety and shall read as follows:

SECTION 26. Amendment Fee. In consideration of the amendment, the Company agrees to pay to Agent on the execution hereof, a fee in the amount of $42,500.00.

5. Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA, FLCA	**GREEN PLAINS SHENANDOAH LLC**
By: [signature]	By: ______________________
Title: Vice President	Title: ______________________